EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports First Quarter 2021 Results

London, April 28, 2021 – LivaNova PLC (NASDAQ: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended March 31, 2021.
For the first quarter of 2021, worldwide sales from continuing operations were $247.6 million, an increase of 2.1 percent on a reported basis and a decline of 0.4 percent on a constant-currency1 basis, as compared to the same quarter of the previous year. On the basis of U.S. Generally Accepted Accounting Principles (GAAP), first quarter 2021 diluted loss per share from continuing operations was $0.61. First quarter 2021 adjusted diluted earnings per share from continuing operations was $0.35.
“Epilepsy sales growth in the quarter reflects improving market dynamics, especially in the United States. The pace of vaccination efforts, along with patients' and their caregivers' willingness to seek treatment, is key to the continued recovery of the Epilepsy business,” said Damien McDonald, Chief Executive Officer of LivaNova. “We expect the recovery to continue from here and develop into more consistent sales and EPS growth in the second half of the year. We remain focused on delivering growth in our core, achieving pipeline milestones and executing on initiatives to improve profitability and cash generation.”

1Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

First Quarter 2021 Results
The following table summarizes worldwide sales for the first quarter of 2021 by business:

$ in millions	Three Months Ended March 31,		% Change	Constant-Currency % Change
Business / Product Line:	2021	2020
Cardiopulmonary	$108.7	$116.4	(6.6)%	(10.2)%
Heart Valves	21.5	25.2	(14.9)%	(19.2)%
Advanced Circulatory Support	13.0	10.5	23.8%	23.6%
Cardiovascular	143.2	152.1	(5.9)%	(9.4)%
Neuromodulation	103.7	89.7	15.7%	14.7%
Other	0.7	0.7	10.0%	0.7%
Total Net Sales	$247.6	$242.4	2.1%	(0.4)%

•Note: Numbers may not add precisely due to rounding. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, please see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP metrics, please see the tables that accompany the press release.

All sales growth rates below reflect comparable, constant-currency growth. Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth.
Cardiovascular
Cardiovascular sales, which include Cardiopulmonary, Heart Valves and Advanced Circulatory Support (ACS) products, were $143.2 million, representing a 9.4 percent decrease versus the first quarter of 2020.
Sales in Cardiopulmonary products were $108.7 million, representing a 10.2 percent decline versus the first quarter of 2020. The sales decline was primarily related to the impact of COVID-19 on cardiac surgery procedure volumes in the Europe and Rest of World regions, partially offset by capital equipment purchases.
Heart Valve sales were $21.5 million, a decrease of 19.2 percent compared to the first quarter of 2020.
ACS sales were $13.0 million in the quarter, an increase of 23.6 percent compared to the first quarter of 2020, due to the continued adoption of LifeSPARC™ in the U.S. and an increase in procedure volumes.

Neuromodulation
Neuromodulation sales were $103.7 million in the first quarter, representing a 14.7 percent increase versus the first quarter of 2020. This increase reflects improving market dynamics, particularly in the U.S. and Asia Pacific.
Financial Performance
On a U.S. GAAP basis, first quarter 2021 operating loss from continuing operations was $4.4 million. Adjusted operating income from continuing operations for the first quarter of 2021 was $31.6 million, an increase of 50.3 percent as compared to the first quarter of 2020, primarily driven by continued cost containment measures.
On a U.S. GAAP basis, first quarter 2021 effective tax rate was a negative 10.7 percent, as compared to 744.4 percent in the first quarter of 2020, which primarily reflects the discrete tax benefit of $41.3 million related to the Coronavirus Aid, Relief, and Economic Securities Act (CARES Act). The adjusted effective tax rate in the quarter was 10.8 percent, as compared to 8.2 percent in the first quarter of 2020, related to changes in the geographic income mix.
On a U.S. GAAP basis, first quarter 2021 diluted loss per share from continuing operations was $0.61. First quarter 2021 adjusted diluted earnings per share from continuing operations was $0.35, as compared to $0.33 per share in the first quarter of 2020.
2021 Guidance
LivaNova reaffirms its 2021 guidance, expecting worldwide net sales from continuing operations for the full year to grow between 8 and 13 percent on a constant-currency basis. Adjusted diluted earnings per share from continuing operations for 2021 are expected to be in the range of $1.40 to $1.90.

Webcast and Conference Call Instructions
The Company will host a live audio webcast for interested parties commencing at 12 p.m. London time (7 a.m. Eastern Time) on Wednesday, April 28 that will be accessible through the Investors section of the LivaNova website at www.livanova.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup to receive the webcast. To listen to the conference call by telephone, dial 844-558-0159 (if dialing from within the U.S. or Canada) or 236-714-3182 (if dialing from outside the U.S. or Canada). The conference ID is 6493742. Within 24 hours of the webcast, a replay will be available under the "News / Events & Presentations" section of the Investors portion of the LivaNova website, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 4,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Unless otherwise noted, all sales growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.

LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted tax rate and adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net sales, the effective tax rate and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage; adjusted selling, general and administrative expense; adjusted research and development expense; adjusted other operating expenses; adjusted operating income from continuing operations; adjusted segment operating income; adjusted income tax expense; adjusted net income from continuing operations; and adjusted diluted earnings per share from continuing operations, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net sales, adjusted diluted earnings per share, cash flow from operations, capital expenditures, and depreciation and amortization for 2021, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (ii) reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; (iii) unanticipated changes relating to competitive factors in the industries in which LivaNova operates; (iv) the ability to hire and retain key personnel; (v) the ability to attract new customers and retain existing customers in the manner anticipated; (vi) changes in legislation or governmental regulations affecting LivaNova; (vii) international, national or local economic, social or political conditions that could adversely affect LivaNova, its partners or its customers; (viii) conditions in the credit markets; (ix) business and other financial risks inherent to the industries in which LivaNova operates; (x) risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; (xi) LivaNova’s international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; (xii) the potential for international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs; (xiii) the inability of LivaNova to meet expectations regarding the timing, completion and accounting of tax treatments; (xiv) and organizational and governance structure. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.

We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Melissa Farina Vice President, Investor Relations Phone: +1 (281) 228 7262 e-mail: investorrelations@livanova.com

LIVANOVA PLC
NET SALES
(U.S. dollars in millions)
	Three Months Ended March 31,
	2021	2020	% Change at Actual Currency Rates	% Change at Constant-Currency Rates(1)
Cardiopulmonary
US	$35.8	$36.9	(3.0)%	(3.0)%
Europe	30.6	34.2	(10.5)%	(17.9)%
Rest of World	42.3	45.3	(6.5)%	(10.3)%
Total	108.7	116.4	(6.6)%	(10.2)%
Heart Valves
US	2.7	3.4	(19.4)%	(19.4)%
Europe	8.3	9.5	(13.1)%	(20.3)%
Rest of World	10.5	12.3	(15.1)%	(18.2)%
Total	21.5	25.2	(14.9)%	(19.2)%
Advanced Circulatory Support
US	12.6	10.1	24.7%	24.7%
Europe	0.2	0.4	NM	NM
Rest of World	0.2	—	NM	NM
Total	13.0	10.5	23.8%	23.6%
Cardiovascular
US	51.0	50.3	1.4%	1.4%
Europe	39.1	44.1	(11.3)%	(18.6)%
Rest of World	53.0	57.6	(8.0)%	(11.7)%
Total	143.2	152.1	(5.9)%	(9.4)%
Neuromodulation
US	82.3	73.3	12.3%	12.3%
Europe	11.7	10.6	10.4%	1.3%
Rest of World	9.7	5.8	67.6%	69.1%
Total	103.7	89.7	15.7%	14.7%
Other
US	—	—	N/A	N/A
Europe	—	—	N/A	N/A
Rest of World	0.7	0.7	10.0%	0.7%
Total	0.7	0.7	10.0%	0.7%
Totals
US	133.3	123.6	7.9%	7.9%
Europe	50.8	54.7	(7.1)%	(14.8)%
Rest of World	63.5	64.1	(1.0)%	(4.3)%
Total	$247.6	$242.4	2.1%	(0.4)%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
*	The sales results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020	% Change
Net sales	$247.6	$242.4
Costs and expenses:
Cost of sales - exclusive of amortization	79.2	68.9
Product remediation	0.1	1.5
Selling, general and administrative	112.6	120.2
Research and development	44.6	35.9
Merger and integration expenses	0.6	3.5
Restructuring expenses	6.1	1.6
Revaluation of disposal group	(1.0)	—
Amortization of intangibles	6.7	10.3
Litigation provision, net	3.0	—
Operating (loss) income from continuing operations	(4.4)	0.6	(827.5)%
Interest expense, net	(16.0)	(4.7)
Foreign exchange and other losses	(6.4)	(1.9)
Loss from continuing operations before tax	(26.8)	(6.0)	346.2%
Income tax expense (benefit)	2.9	(44.7)
Losses from equity method investments	—	(0.1)
Net (loss) income from continuing operations	(29.7)	38.6	(177.0)%
Net loss from discontinued operations, net of tax	—	(1.0)
Net (loss) income	($29.7)	$37.6	(179.0)%

Basic (loss) income per share:
Continuing operations	($0.61)	$0.80
Discontinued operations	—	(0.02)
	($0.61)	$0.78

Diluted (loss) income per share:
Continuing operations	($0.61)	$0.79
Discontinued operations	—	(0.02)
	($0.61)	$0.77

Weighted average common shares outstanding:
Basic	48.7	48.5
Diluted	48.7	48.8

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020	% Change (1)
Adjusted SG&A (1)	$96.4	$103.8	(7.2)%
Adjusted R&D (1)	41.9	40.9	2.4%
Adjusted operating income from continuing operations (1)	31.6	21.0	50.3%
Adjusted net income from continuing operations (1)	17.5	16.0	9.8%
Adjusted diluted earnings per share from continuing operations (1)	$0.35	$0.33	8.1%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net sales, except for income tax rate)

	GAAP Three Months Ended March 31,		Adjusted (1) Three Months Ended March 31,
	2021	2020	2021	2020
Gross profit	68.0%	71.0%	68.6%	68.3%
SG&A	45.5%	49.6%	38.9%	42.8%
R&D	18.0%	14.8%	16.9%	16.9%
Operating (loss) income from continuing operations	(1.8)%	0.3%	12.7%	8.7%
Net (loss) income from continuing operations	(12.0)%	15.9%	7.1%	6.6%
Income tax rate	(10.7)%	744.4%	10.8%	8.2%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2021	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Certain Legal, Contingent Consideration and Other (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$79.2	$—	$—	($0.3)	$—	$—	$—	($0.4)	($0.6)	$—	$—	$77.8
Product remediation	0.1	—	—	—	—	(0.1)	—	—	—	—	—	—
Gross profit percent	68.0%	—%	—%	0.1%	—%	—%	—%	0.2%	0.3%	—%	—%	68.6%
Selling, general and administrative	112.6	—	—	—	—	—	—	(8.9)	(7.3)	—	—	96.4
Selling, general and administrative as a percent of net sales	45.5%	—%	—%	—%	—%	—%	—%	(3.6)%	(3.0)%	—%	—%	38.9%
Research and development	44.6	—	—	—	—	—	—	(1.2)	(1.6)	—	—	41.9
Research and development as a percent of net sales	18.0%	—%	—%	—%	—%	—%	—%	(0.5)%	(0.6)%	—%	—%	16.9%
Litigation provision, net	3.0	—	—	—	—	—	—	(3.0)	—	—	—	—
Other operating expenses	12.5	(0.6)	(6.1)	(6.7)	1.0	—	—	—	—	—	—	—
Operating (loss) income from continuing operations	(4.4)	0.6	6.1	7.0	(1.0)	0.1	—	13.6	9.5	—	—	31.6
Operating margin percent	(1.8)%	0.3%	2.5%	2.8%	(0.4)%	—%	—%	5.5%	3.9%	—%	—%	12.7%
Income tax expense	2.9	—	0.1	0.6	0.1	—	—	0.6	0.2	(2.3)	—	2.1
Net (loss) income from continuing operations	(29.7)	0.6	6.0	6.5	(1.1)	—	10.6	8.3	9.3	2.3	4.6	17.5
Diluted EPS - Continuing Operations	($0.61)	$0.01	$0.12	$0.13	($0.02)	$—	$0.21	$0.17	$0.19	$0.05	$0.09	$0.35

GAAP results for the three months ended March 31, 2021 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Revaluation associated with the classification of Heart Valves as held for sale
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, settlements, other matters and remeasurement of contingent consideration related to acquisitions and gain from remeasurement of an investment
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(J)	Primarily relates to non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended March 31, 2020	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Product Remediation Expenses (D)	Certain Legal, Contingent Consideration and Other (E)	Stock-based Compensation Costs (F)	Certain Tax Adjustments (G)	Certain Interest Adjustments (H)	Adjusted Financial Measures
Cost of sales - exclusive of amortization	$68.9	$—	$—	($0.4)	$—	$8.8	($0.6)	$—	$—	$76.7
Product remediation	1.5	—	—	—	(1.5)	—	—	—	—	—
Gross profit percent	71.0%	—%	—%	0.2%	0.6%	(3.6)%	0.2%	—%	—%	68.3%
Selling, general and administrative	120.2	—	—	—	—	(9.1)	(7.3)	—	—	103.8
Selling, general and administrative as a percent of net sales	49.6%	—%	—%	—%	—%	(3.7)%	(3.0)%	—%	—%	42.8%
Research and development	35.9	—	—	—	—	6.2	(1.2)	—	—	40.9
Research and development as a percent of net sales	14.8%	—%	—%	—%	—%	2.5%	(0.5)%	—%	—%	16.9%
Other operating expenses	15.3	(3.5)	(1.6)	(10.3)	—	—	—	—	—	—
Operating income from continuing operations	0.6	3.5	1.6	10.7	1.5	(5.9)	9.0	—	—	21.0
Operating margin percent	0.3%	1.4%	0.7%	4.4%	0.6%	(2.4)%	3.7%	—%	—%	8.7%
Income tax (benefit) expense	(44.7)	0.3	0.2	1.6	0.3	1.4	1.0	40.9	0.5	1.4
Net income from continuing operations	38.6	3.2	1.4	9.2	1.2	(7.3)	8.0	(40.9)	2.6	16.0
Diluted EPS - Continuing Operations	$0.79	$0.07	$0.03	$0.19	$0.02	($0.15)	$0.16	($0.84)	$0.05	$0.33

GAAP results for the three months ended March 31, 2020 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Costs related to the 3T Heater-Cooler remediation plan
(E)	Legal expenses primarily related to 3T Heater-Cooler defense, settlements and other matters and remeasurement of contingent consideration related to acquisitions
(F)	Non-cash expenses associated with stock-based compensation costs
(G)	Primarily relates to discrete tax items and the tax impact of intercompany transactions
(H)	Primarily relates to intellectual property migration, interest related to 3T Heater-Cooler matter and other non-recurring impacts to interest expense
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	March 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$252.5	$252.8
Accounts receivable, net of allowance	180.7	184.4
Inventories	124.5	126.7
Prepaid and refundable taxes	36.6	60.2
Assets held for sale	67.5	70.5
Prepaid expenses and other current assets	28.8	24.8
Total Current Assets	690.6	719.4
Property, plant and equipment, net	157.9	163.8
Goodwill	910.0	922.3
Intangible assets, net	423.9	437.6
Operating lease assets	49.9	50.5
Investments	36.8	31.1
Deferred tax assets	2.9	3.0
Long-term derivative assets	84.9	72.3
Other assets	12.4	11.2
Total Assets	$2,369.2	$2,411.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$11.8	$13.3
Accounts payable	62.4	73.7
Accrued liabilities and other	92.0	95.4
Current litigation provision liability	26.6	28.6
Taxes payable	18.5	16.5
Accrued employee compensation and related benefits	56.9	51.9
Liabilities held for sale	27.1	29.7
Total Current Liabilities	295.4	309.1
Long-term debt obligations	646.4	642.3
Contingent consideration	89.8	89.9
Litigation provision liability	7.7	7.9
Deferred tax liabilities	8.2	8.9
Long-term operating lease liabilities	42.3	42.2
Long-term employee compensation and related benefits	19.0	20.6
Long-term derivative liabilities	148.3	121.9
Other long-term liabilities	46.3	49.7
Total Liabilities	1,303.4	1,292.5
Total Stockholders’ Equity	1,065.8	1,118.8
Total Liabilities and Stockholders’ Equity	$2,369.2	$2,411.4

* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Three Months Ended March 31,
	2021	2020
Operating Activities:
Net (loss) income	($29.7)	$37.6
Non-cash items included in net loss:
Remeasurement of derivative instruments	7.3	(9.8)
Stock-based compensation	9.5	9.0
Amortization	6.7	10.3
Depreciation	6.1	6.8
Amortization of operating lease assets	5.4	3.1
Remeasurement of Respicardia investment and loan	(4.6)	—
Amortization of debt issuance costs	4.4	0.5
Remeasurement of contingent consideration to fair value	0.5	(17.3)
Deferred tax expense (benefit)	—	(22.9)
Other	0.7	(2.0)
Changes in operating assets and liabilities:
Accounts receivable, net	(3.4)	24.3
Inventories	(2.9)	(12.5)
Other current and non-current assets	26.8	(15.9)
Accounts payable and accrued current and non-current liabilities	(1.9)	(1.8)
Taxes payable	(3.3)	—
Litigation provision liability	(2.1)	(115.6)
Net cash provided by (used in) operating activities	19.5	(106.0)
Investing Activities:
Purchases of property, plant and equipment	(8.2)	(8.6)
Purchase of investments	(1.8)	(3.0)
Proceeds from asset sales	0.2	0.8
Other	—	(0.3)
Net cash used in investing activities	(9.9)	(11.1)
Financing Activities:
Payment of contingent consideration	(4.4)	(4.6)
Shares repurchased from employees for minimum tax withholding	(3.7)	(4.0)
Change in short-term borrowing, net	(0.6)	(2.5)
Proceeds from long-term debt obligations	—	162.9
Proceeds from short term borrowings (maturities greater than 90 days)	—	46.1
Closing adjustment payment for sale of CRM business	—	(14.9)
Other	0.4	—
Net cash (used in) provided by financing activities	(8.3)	183.1
Effect of exchange rate changes on cash and cash equivalents	(1.6)	(1.3)
Net (decrease) increase in cash and cash equivalents	(0.3)	64.7
Cash and cash equivalents at beginning of period	252.8	61.1
Cash and cash equivalents at end of period	$252.5	$125.8

* Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share from continuing operations, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share from continuing operations (in millions of shares):

Three Months Ended March 31, 2021
GAAP diluted weighted average shares outstanding	48.7
Add effects of stock-based compensation instruments	0.8
Adjusted diluted weighted average shares outstanding (1)	49.5

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add precisely due to rounding.